Exhibit 99.1

FLUIDIGM REPORTS Q2 2015 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif. - August 6, 2015 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the second quarter ended June 30, 2015.

Total revenue for the second quarter of 2015 was $28.6 million, an increase of 4% from $27.6 million in the second quarter of 2014. On a constant-currency basis, total revenue increased 11% year-over-year.

Net loss for the second quarter of 2015 was $15.2 million, compared to a net loss of $12.7 million in the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $5.8 million, compared with non-GAAP net loss of $1.7 million for the second quarter of 2014 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“2015 continues to be a challenging year for Fluidigm. While our single-cell proteomics product line performed well in the second quarter, our results were pressured by decreased sales of consumables to production genomics customers and a decline in single-cell genomics instrument sales. We have implemented an action plan to address the underlying issues,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“We have initiated organizational changes to regain our strong commercial execution focused on our large market opportunities. However, we believe the remainder of 2015 will be challenged from a growth and visibility perspective as these changes will take time before they begin to materially impact our top-line results. Therefore, we are reducing our annual revenue guidance range to reflect these near-term uncertainties,” continued Worthington.

Financial Highlights and Analysis

•
Instrument revenue grew 13% year-on-year in the quarter, driven by increased sales from CyTOF™ systems (including Helios™ systems) and contribution from new products, partly offset by Biomark™ HD systems and C1™ systems.

◦	Approximately 90% of the Biomark HD system sales during the quarter were motivated by single-cell biology research.

◦	Approximately 20% of C1 system sales were combined with a Biomark HD system in the quarter.

•	Consumables revenue declined 8% year-on-year in the quarter, negatively impacted by decreased sales from production genomics applications, partly offset by single-cell biology applications.

◦
IFC (integrated fluidic circuit) pull-through in the quarter was below its historical range of $40,000 - $50,000 per instrument/year for genomics analytical systems and within its historical range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was within its historical range of $50,000 - $70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the second quarter of 2015 was as follows: United States - 50%; Europe - 31%; Japan - 3%; Asia-Pacific - 10%; and Other - 6%.

•	Fluidigm’s total instrument installed base was approximately 1,485 units at the end of the quarter.

◦	Fifty-three percent of the total installed base was analytical, compared to 54% in Q1, with the remainder being preparatory systems.

◦	Single-cell biology systems (includes C1, Polaris™, Helios, CyTOF, CyTOF 2, Biomark and Biomark HD systems motivated by single-cell research) represented approximately 710 units.

•
GAAP product margin was 58.1% in the second quarter of 2015, versus 63.8% in the year ago period. Non-GAAP product margin was 70.7% in the second quarter of 2015, versus 77.0% in the year ago period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended June 30, 2015 with approximately $127.0 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Expanded our strategic collaboration with OpGen to develop multi-drug resistance organism tests (MRDO) utilizing Fluidigm’s Juno™ instrument for automating SNP genotyping assays and Fluidigm’s Biomark HD systems for endpoint and real-time PCR detection.

•
Introduced the Helios, a platform that delivers enhancements to our CyTOF technology. Key improvements include improved cell transmission efficiency, higher throughput, and enhanced workflow and software interface. We also announced a new barcoding kit for Helios and CyTOF customers that accommodates up to 20 unique samples to be processed in one multiplexed run.

•
Announced the availability of Single-Cell ATAC-seq, an epigenetics application for the C1 system allowing researchers to explore the regulatory systems that drive cellular function. This application is available to researchers on Script Hub™, a new web portal within Fluidigm’s C1 Open App™ program.

•	The total number of single-cell biology publications referencing Fluidigm increased to 322, which includes 96 publications citing mass cytometry technology.

Financial Outlook
Fluidigm is projecting total revenue to be between $110 million and $115 million versus prior guidance of between $133 million and $143 million. 2015 revenue projections incorporate an estimated negative currency related impact of approximately 4 to 5 percent at the midpoint of the range.

The Company now projects 2015 operating expenses on a GAAP basis to be between $123 and $128 million versus prior guidance of between $129 and $134 million. Non-GAAP operating expenses, excluding approximately $17 million of estimated stock-based compensation expense, and $5 million of estimated depreciation and amortization expense, is expected to be between $101 million and $106 million, compared to prior guidance of between $105 and $110 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the second quarter results of 2015 and 2014). Interest expense is projected to be approximately $6 million and capital spending is projected to be between $6 and $8 million versus prior guidance of between $6 and $9 million.

Conference Call Information
Fluidigm will host a conference call today, August 6, 2015 at 2:00 p.m. PDT (5:00 p.m. EDT). The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its Q2 2015 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on August 6, 2015. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 96295320. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the second quarter of 2015 and 2014. Management believes that non-GAAP financial measures,

taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to current estimates of 2015 total revenue, GAAP and non-GAAP operating expenses, stock-based compensation expense, depreciation and amortization expense, interest expense, capital spending, and currency related impact on 2015 revenue; and plans, objectives, expectations, and strategies for Fluidigm’s business, including its commercial execution, market opportunities, and anticipated challenges and uncertainties for the remainder of 2015. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; the possible loss of key employees, customers, or suppliers; intellectual property risks, including risks relating to maintaining material in-licensed intellectual property rights; competition; Fluidigm’s research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@Fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters.  Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, CyTOF, Helios, Biomark, C1, Polaris, Juno, Script Hub, and Open App are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
650.243.6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Instruments	$17,437	$15,370	$33,257	$30,477
Consumables	11,121	12,109	$21,947	$22,451
Product revenue	28,558	27,479	$55,204	$52,928
License and grant revenue	60	128	143	403
Total revenue	28,618	27,607	55,347	53,331
Costs and expenses:
Cost of product revenue	11,965	9,955	22,611	18,659
Research and development	10,090	11,374	20,080	19,020
Selling, general and administrative	21,222	18,655	41,316	33,912
Acquisition-related expenses	—	—	—	10,696
Total costs and expenses	43,277	39,984	84,007	82,287
Loss from operations	(14,659)	(12,377)	(28,660)	(28,956)
Interest expense	(1,451)	(1,415)	(2,904)	(2,441)
Other income (expense), net	608	(18)	(512)	30
Loss before income taxes	(15,502)	(13,810)	(32,076)	(31,367)
Benefit from income taxes	266	1,128	909	3,271
Net loss	$(15,236)	$(12,682)	$(31,167)	$(28,096)
Net loss per share, basic and diluted	$(0.53)	$(0.45)	$(1.09)	$(1.03)
Shares used in computing net loss per share, basic and diluted	28,803	27,960	28,636	27,389

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2015	December 31, 2014 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,745	$33,713
Short-term investments	76,181	81,588
Accounts receivable, net	21,786	22,384
Inventories	18,817	15,991
Prepaid expenses and other current assets	2,851	2,221
Total current assets	143,380	155,897
Long-term investments	27,119	27,499
Property and equipment, net	14,102	13,889
Other non-current assets	3,820	3,966
Developed technology, net	96,600	102,200
Goodwill	104,108	104,108
Total assets	$389,129	$407,559
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,964	$5,919
Accrued compensation and related benefits	5,047	6,874
Other accrued liabilities	10,372	9,664
Deferred revenue, current portion	7,547	6,928
Total current liabilities	28,930	29,385
Convertible notes, net	195,569	195,455
Deferred tax liability	24,381	26,152
Other non-current liabilities	7,032	6,148
Total liabilities	255,912	257,140
Total stockholders’ equity	133,217	150,419
Total liabilities and stockholders’ equity	$389,129	$407,559

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(31,167)	$(28,096)
Depreciation and amortization	2,779	1,842
Stock-based compensation expense	8,706	9,256
Amortization of developed technology	5,600	4,200
Non-cash charges related to acquisition	—	3,330
Other non-cash item	230	67
Changes in assets and liabilities, net	(3,777)	(834)
Net cash used in operating activities	(17,629)	(10,235)

Investing activities
Acquisition, net of cash acquired	—	(113,190)
Purchases of investments	(33,731)	(86,793)
Proceeds from sales and maturities of investments	39,376	24,461
Purchase of intangible assets	(120)	—
Purchases of property and equipment	(2,310)	(4,563)
Net cash provided by (used in) investing activities	3,215	(180,085)

Financing activities
Proceeds from issuance of convertible notes, net	—	195,212
Proceeds from exercise of stock options	5,128	3,457
Net cash provided by financing activities	5,128	198,669
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(682)	71
Net increase in cash and cash equivalents	(9,968)	8,420
Cash and cash equivalents at beginning of period	33,713	35,261
Cash and cash equivalents at end of period	$23,745	$43,681

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss (GAAP)	$(15,236)	$(12,682)	$(31,167)	$(28,096)
Acquisition-related expenses	—	—	—	10,696
Stock-based compensation expense	4,638	5,877	8,706	9,256
Amortization of developed technology	2,800	2,800	5,600	4,200
Interest expense	1,451	1,415	2,904	2,441
Depreciation and amortization	1,255	959	2,427	1,842
Non-cash charge for sale of inventory revalued at the date of acquisition	—	165	—	682
Benefit from acquisition related income taxes	(794)	(327)	(1,614)	(2,739)
Loss on disposal of property and equipment	$93	$67	$93	$67
Net loss (Non-GAAP)	$(5,793)	$(1,726)	$(13,051)	$(1,651)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	28,803	27,960	28,636	27,839
Net loss per share - basic and diluted (GAAP)	$(0.53)	$(0.45)	$(1.09)	$(1.03)
Net loss per share - basic and diluted (Non-GAAP)	$(0.20)	$(0.06)	$(0.46)	$(0.06)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Product margin (GAAP)	$16,593	$17,524	$32,593	$34,269
Amortization of developed technology	2,800	2,800	5,600	4,200
Depreciation and amortization	260	219	515	438
Non-cash charge for sale of inventory revalued at the date of acquisition	—	165	—	682
Stock-based compensation expense	$524	$443	$1,008	$706
Product margin (Non-GAAP)	$20,177	$21,151	$39,716	$40,295

Product margin percentage (GAAP)	58.1%	63.8%	59.0%	64.7%
Product margin percentage (Non-GAAP)	70.7%	77.0%	71.9%	76.1%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating expenses (GAAP)	$31,312	$30,029	$61,396	$63,628
Acquisition-related expenses	—	—	—	(10,696)
Stock-based compensation expense	(4,114)	(5,434)	(7,698)	(8,550)
Depreciation and amortization	(995)	(740)	(1,912)	(1,404)
Loss on disposal of property and equipment	$93		$93	$—
Operating expenses (Non-GAAP)	$26,296	$23,855	$51,879	$42,978

RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE
For the three months ended June 30, 2015

Revenue growth, reported	4%
Impact of foreign exchange	(7)%
Non-GAAP revenue growth, constant currency	11%

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.